                                  CUSTODIAN CONTRACT
                                       Between
                                HERITAGE SERIES TRUST
                                         and
                         STATE STREET BANK AND TRUST COMPANY
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     TABLE OF CONTENTS

                                                                            PAGE

     1.       Employment of Custodian and Property to be Held By It  . . . .   1

     2.       Duties of the Custodian with Respect to Property of the Fund Held
              by the Custodian . . . . . . . . . . . . . . . . . . . . . . .   2
              2.1     Holding Securities . . . . . . . . . . . . . . . . . .   2
              2.2     Delivery of Securities . . . . . . . . . . . . . . . .   2
              2.3     Registration of Securities . . . . . . . . . . . . . .   4
              2.4     Bank Accounts  . . . . . . . . . . . . . . . . . . . .   5
              2.5     Availability of Federal Funds  . . . . . . . . . . . .   5
              2.6     Collection of Income . . . . . . . . . . . . . . . . .   5
              2.7     Payment of Fund Monies . . . . . . . . . . . . . . . .   6
              2.8     Liability for Payment in Advance of
                      Receipt of Securities Purchased  . . . . . . . . . . .   7
              2.9     Appointment of Agents  . . . . . . . . . . . . . . . .   7
              2.10    Deposit of Fund Assets in Securities
                      System . . . . . . . . . . . . . . . . . . . . . . . .   8
              2.10A   Fund Assets Held in the Custodian's
                      Direct Paper System  . . . . . . . . . . . . . . . . .   9
              2.11    Segregated Account . . . . . . . . . . . . . . . . . .  10
              2.12    Ownership Certificates for Tax Purposes  . . . . . . .  11
              2.13    Proxies  . . . . . . . . . . . . . . . . . . . . . . .  11
              2.14    Communications Relating to Fund
                      Portfolio Securities . . . . . . . . . . . . . . . . .  11
              2.15    Proper Instructions  . . . . . . . . . . . . . . . . .  11
              2.16    Actions Permitted Without Express Authority  . . . . .  12
              2.17    Evidence of Authority  . . . . . . . . . . . . . . . .  12
              2.18    Mitigation by Custodian  . . . . . . . . . . . . . . .  13
              2.19    Notice of Litigation . . . . . . . . . . . . . . . . .  13

     3.       Powers and Duties of the Custodian with Respect to the
              Appointment of Subcustodians . . . . . . . . . . . . . . . . .  14

     4.       Payments for Sales or Repurchases and Redemptions of Shares of
              the Fund . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

     5.       Duties of Custodian With Respect to the Books of Account and
              Calculation of Net Asset Value and Net Income  . . . . . . . .  16

     6.       Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

     7.       Opinion of Fund's Independent Accountant . . . . . . . . . . .  17

     8.       Reports to Fund by Independent Public Accountants  . . . . . .  17

     9.       Compensation of Custodian  . . . . . . . . . . . . . . . . . .  17

     10.      Responsibility of Custodian  . . . . . . . . . . . . . . . . .  17

     11.      Custodian Advances . . . . . . . . . . . . . . . . . . . . . .  18
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     12.      Security for Obligations to Custodian  . . . . . . . . . . . .  19

     13.      Effective Period, Termination and Amendment  . . . . . . . . .  19

     14.      Successor Custodian  . . . . . . . . . . . . . . . . . . . . .  20

     15.      Interpretive and Additional Provisions . . . . . . . . . . . .  21

     16.      Massachusetts Law to Apply . . . . . . . . . . . . . . . . . .  22

     17.      Prior Contracts  . . . . . . . . . . . . . . . . . . . . . . .  22

     18.      Shareholder Communications Election  . . . . . . . . . . . . .  22

     19.      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .  22

     20.      Severability . . . . . . . . . . . . . . . . . . . . . . . . .  23

     21.      Limitation of Liability  . . . . . . . . . . . . . . . . . . .  23

     22.      Additional Funds . . . . . . . . . . . . . . . . . . . . . . .  23

                                  CUSTODIAN CONTRACT
                                  ------------------

              This Contract between Heritage Series Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 880 Carillon Parkway, St. Petersburg, Florida, 33716 hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

              WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

              WHEREAS, the Fund intends to initially offer shares in one series, the Small Capitalization Stock Fund (such series, together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 22, being herein referred to as the "Portfolio(s)");

              NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

              The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund pursuant to the provisions of the Declaration of Trust. The Fund agrees to deliver to the Custodian all securities, cash and other property owned by the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolios from time to time, and the cash consideration received by the Portfolios for such new or treasury shares of beneficial interest ("Shares") of the Fund representing interests in the Portfolios as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Portfolios held or received by the Fund on behalf of any Portfolio and not delivered to the Custodian.

              Upon receipt of "Proper Instructions" (within the meaning of Section 2.15), the Custodian shall on behalf of the applicable Portfolios from time to time employ one or more sub-custodians in accordance with the provisions of Article 3 hereof.

     2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN

     2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, including all securities owned by the Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the
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              Treasury, collectively referred to herein as "Securities System"
              and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

     2.2 Delivery of Securities. The Custodian shall promptly release and deliver securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

              1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

              2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund on behalf of the Portfolio;

              3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

              4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Portfolio;

              5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

              6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 3; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

              7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;
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              8)      For exchange or conversion pursuant to any plan of
                      merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon in writing from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

              11) For delivery as security in connection with any borrowings by the Portfolio requiring a pledge of assets by the Portfolio, but only against receipt of amounts borrowed;

              12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of the Portfolio;

              13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of the Portfolio; and

              14) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     2.3 Registration of Securities. Securities held by the Custodian on behalf of a Portfolio (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section
              2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 3. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund on behalf of a Portfolio directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Portfolio on such securities and to notify the Portfolio on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Portfolio or a nominee of the Custodian for the account of a Portfolio which shall contain only property held by Custodian as Custodian for the Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by the Custodian to the Custodian's credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. The accounts established with the Custodian for the Portfolios shall be demand deposit accounts and the Custodian's responsibilities with respect to such accounts shall be the same as for any other demand deposit accounts maintained at the Custodian. The authorization by the Fund under
              Article 3 hereof to appoint a subcustodian as such shall constitute a Proper Instruction to open a bank account subject to the provisions of this paragraph with such subcustodian.

     2.5 Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of a Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Portfolio which are deposited into the Portfolio's account.

     2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which a Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall promptly detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due a Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Portfolio. The Custodian will have no duty or responsibility in connection therewith, other than promptly to provide the Portfolio with such information or data as may be necessary to assist the Portfolio in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     2.7 Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

              1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Portfolio in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Portfolio as defined in Section 2.15;

              2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section
                      2.2 hereof;

              3) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Portfolio whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

              4) For the payment of any dividends declared pursuant to the governing documents of the Fund;

              5) For payment of the amount of dividends received in respect of securities sold short;

              6) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.8      LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES
              PURCHASED.

              Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Portfolio for such securities to the same extent as if the securities had been received by the Custodian.

     2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified pursuant to the Investment Company Act of 1940, as amended, and its rules or regulations, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent by the Custodian (as distinguished from a subcustodian appointed pursuant to Section 3) shall not relieve the Custodian of its responsibilities or liabilities hereunder. In the event of any loss, damage or expense suffered or incurred by a Portfolio caused by or resulting from the negligence or willful misconduct of any agent appointed by the Custodian pursuant to this paragraph 2.9, the Custodian shall promptly reimburse the Portfolio in the amount of such loss, damage or expense.

     2.10 Deposit of Portfolio Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

              1) The Custodian may deposit and/or maintain securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

              2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

              3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Portfolio at its request. The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio on the next business day;

              4) The Custodian shall provide the Portfolio with any report obtained by the Custodian (or by any agent appointed by the Custodian pursuant to Section 2.9 and furnished to the Custodian) on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

              5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof;

              6) At the request of the Fund on behalf of the Portfolio, the Custodian will terminate the use of any such Securities System on behalf of the Portfolio as promptly as practicable; and

              7) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Portfolio for any loss, damage or expense to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund on behalf of the Portfolio, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss, damage or expense if and to the extent that the Portfolio has not been made whole for any such loss, damage or expense. The Custodian agrees to cooperate with the Fund in connection with the enforcement of the Fund's subrogation rights.

     2.10A Portfolio Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

              1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

              2) The Custodian may deposit and or maintain securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

              3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

              4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

              5) The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

              6) The Custodian and any agent appointed pursuant to paragraph 2.9 shall provide the Portfolio with reports on their respective systems of internal accounting control as the Portfolio may reasonably request from time to time.

     2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
              Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund on behalf of the Portfolio or commodity futures contracts or options thereon purchased or sold by the Fund on behalf of the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies or (iv) as mutually agreed upon from time to time in writing by the Custodian and the Fund on behalf of the Portfolio.

     2.12 Ownership Certificates for Tax Purposes. The Custodian shall promptly execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Portfolio held by it and in connection with transfers of securities.

     2.13 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Portfolio or a nominee of a Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolios such proxies, all proxy soliciting materials and all notices relating to such securities. Neither the Custodian nor any nominee shall vote any such securities or execute any proxy thereon or give any consent to take any other action with respect thereto (except as otherwise provided herein) unless ordered to do so by Proper Instructions.

     2.14 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to each Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If a Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

     2.15     Proper Instructions. Proper Instructions as used throughout this
              Article 2 means a tested telex or a writing signed or initialled by two or more persons as the Board of Trustees shall have from time to time authorized; provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of a Portfolio shall be signed by such authorized signatory. Those persons authorized to give Proper Instructions may be identified by the Fund's Board of Trustees by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Proper Instructions on behalf of the Portfolios. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested, and may be in the form of standing instructions. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Portfolios shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

     2.16 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from a Portfolio:

              1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Portfolios;

              2) surrender securities in temporary form for securities in definitive form;

              3) endorse for collection, in the name of a Portfolio, checks, drafts and other negotiable instruments; and

              4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

     2.17 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Portfolio. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

     2.18 Mitigation by Custodian. Upon the occurrence of any event connected with the duties of the Custodian under this Contract which causes or may cause any loss, damage or expense to a Portfolio, (i) the Custodian shall, and (ii) shall exercise reasonable efforts to cause any subcustodian to, use reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Portfolio.

     2.19 Notification of Litigation; Right to Proceed. The Fund shall not be liable for indemnification under this Contract to the extent that the Fund's ability to defend against any litigation or proceeding brought against the Custodian in respect of which indemnity may be sought under this Contract is prejudiced by the Custodian's failure to give prompt notice of the commencement of any such litigation or proceeding. With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to the Custodian, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided, however, that the Custodian shall be entitled to participate in the defense of any such litigation or proceeding. If the Fund has acknowledged in writing its obligation to indemnify the Custodian with respect to such litigation or proceeding, the Custodian's participation shall be at its own expense and the Fund shall control the defense of the litigation or proceeding. If the Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Custodian shall reasonably prosecute such litigation or proceeding. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund's prior written consent. The Custodian shall submit written evidence to the Fund with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Fund may reasonably request.

     3. POWERS AND DUTIES OF THE CUSTODIAN WITH RESPECT TO THE APPOINTMENT OF SUBCUSTODIANS.


              The Custodian may, at any time and from time to time, appoint, subject to approval of the Fund on behalf of a Portfolio, any bank as defined in Section 2(a)(5) of the Investment Company Act of 1940 meeting the requirements of a custodian under Section 17(f) of the Investment Company Act of 1940 and the rules and regulations thereunder, to act on behalf of the Portfolio as a subcustodian for purposes of holding securities, cash and other assets of the Portfolio and performing other functions of the Custodian within the United States. The Fund on behalf of the Portfolio shall approve in writing the appointment of such Subcustodian and the subcustodian agreement to be entered into between such Subcustodian and the Custodian. Upon such approval by the Fund, the Custodian is authorized on behalf of the Portfolio to notify the Subcustodian of its appointment as such.

              The Custodian shall monitor the performance and financial condition of the Subcustodian to the extent practicable and shall promptly report to the Portfolio any material adverse facts of which it becomes aware. Upon request of the Fund on behalf of a Portfolio, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Subcustodian then acting on behalf of the Custodian with respect to such Portfolio; and (ii) the securities depositories and clearing agents through which each such Custodian or Subcustodian is then holding cash, securities and other property of the Portfolio.

              With respect to securities and funds held by a subcustodian, either directly or indirectly, notwithstanding any provision of this Contract to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of the securities or payment, respectively, and securities or payment may be received in a form in accordance with governmental regulations.

              In the event that any subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such subcustodian to perform such obligations. In the event that the Custodian is unable to cause such subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request on behalf of a Portfolio terminate such subcustodian as a subcustodian for the Portfolio in accordance with the termination provisions under the applicable subcustodian agreement and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such subcustodian for loss, damage or expense caused a Portfolio by such subcustodian. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund, at the Fund's expense, in connection with the enforcement of any rights of the Fund or the Custodian.

              The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder in respect of a Portfolio except upon the prior written approval of the Fund.

              The Custodian shall be liable for its own negligence in transmitting to a subcustodian any instructions received by the Custodian from a Portfolio and for its own negligence in connection with the delivery of any securities, funds or other property held by the Custodian on behalf of a Portfolio to a subcustodian. The Custodian shall be liable for the actions or omissions of a subcustodian appointed pursuant to this Article 3 only to the extent that the subcustodian is liable to the Custodian.

     4. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES OF THE PORTFOLIOS.


              The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

              From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

     5. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME


              The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of the Portfolios and/or compute the net asset value per share of the outstanding shares of the Portfolios or, if directed in writing to do so by the Fund pursuant to Proper Instructions, shall itself keep such books of account and/or compute such net asset value per share. The net asset value per share will be computed by dividing the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received and earned discount) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Portfolio's currently effective prospectus and shall advise the Portfolio and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund on behalf of a Portfolio to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Portfolio's currently effective prospectus.

     6.       RECORDS

              The Custodian shall create, maintain and retain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of each Portfolio under the Investment Company Act of 1940 and the rules and regulations thereunder, including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and in the event of termination of this Contract shall be delivered to the Fund or a successor custodian as instructed by the Fund. All such records shall at all times during the regular business hours of the Custodian be open for inspection and audit by duly authorized officers, employees or agents of, attorneys for and auditors employed by, the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

     7.       OPINION OF FUND'S INDEPENDENT ACCOUNTANT

              The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

     8.       REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

              The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

     9.       COMPENSATION OF CUSTODIAN

              The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between the Fund on behalf of the Portfolios and the Custodian.

     10.      RESPONSIBILITY OF CUSTODIAN

              So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Contract and shall be liable to the Portfolios for all losses, damages and expenses suffered or incurred by the Portfolios resulting from the failure of the Custodian to exercise such reasonable care and diligence. The Fund agrees to indemnify and hold harmless the Custodian from all claims and liabilities incurred by or assessed against the Custodian for any action taken or omitted by it in good faith without negligence. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

              If a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount equal to the Custodian's reasonable estimate of the amount to be paid or for which the Custodian may potentially be liable and in a form satisfactory to the Custodian.

     11.      CUSTODIAN ADVANCES

              In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Portfolio, the Custodian may, in its discretion without further Proper Instructions, provide an advance ("Advance") to the Portfolio in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio as to which it is subsequently determined that the Portfolio has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable by the Portfolio on demand by Custodian, unless otherwise agreed by the Portfolio and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Portfolio or the Custodian at a rate agreed upon in writing from time to time by the Custodian and the Fund on behalf of the Portfolio. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Portfolio, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and the Fund on behalf of the Portfolios acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as the Fund and the Custodian may agree.

     12. Security for Obligations to Custodian. If the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract (collectively "Liability"), except such as may arise from its or such nominee's breach of the relevant standard of care set forth in this Contract, or if the Custodian shall make any Advance to a Portfolio, then in such event property equal in value to not more than 100% of such Advance and accrued interest thereon or the anticipated amount of such liability shall be held as security for such Liability or for such Advance and the interest thereon.

              The Portfolios shall reimburse the Custodian promptly for any Liability and shall pay any Advances on demand after notice from the Custodian to the applicable Portfolio of the existence of the Advance. If, after notification, the Portfolio shall fail to promptly pay such Advance or interest when due or shall fail to reimburse the Custodian promptly in respect of a Liability, the Custodian shall be entitled to utilize available cash or dispose of the Portfolio's property to the extent, and only to the extent, necessary to obtain repayment or reimbursement.

     13.      EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

              This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement in writing of the parties hereto and may be terminated by either party by an instrument in writing signed by the party seeking termination delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty
              (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by a Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Portfolio of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by a Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Portfolio of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees
              (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

              Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

     14. Successor Custodian. If a successor custodian for a Portfolio shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, promptly deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for such Portfolio and shall promptly transfer to an account of the successor custodian all of the Portfolio's securities held in a Securities System unless otherwise instructed by the Fund. In the event that no written order designating a successor custodian shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian for the applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it for such Portfolio under this Contract and to transfer to an account of such successor custodian all of the Portfolio's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

              In the event that securities, funds and other properties of a Portfolio remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect. The Custodian agrees to cooperate with the successor custodian and the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian.

     15.      INTERPRETIVE AND ADDITIONAL PROVISIONS

              In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

     16.      MASSACHUSETTS LAW TO APPLY

              This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


     17.      PRIOR CONTRACTS

              This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Portfolio's assets.

     18.      SHAREHOLDER COMMUNICATIONS ELECTION

              Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund on behalf of the Portfolios to indicate whether it authorizes the Custodian to provide the Portfolios name, address, and share position to requesting companies whose securities the Portfolios own. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Portfolios or any funds or accounts established by the Fund. For the Portfolios' protection, the Rule prohibits the requesting company from using the Portfolio's name and address for any purpose other than corporate communications. Please indicate below whether the Fund on behalf of the Portfolios consents or objects by checking one of the alternatives below.

              YES [ ] The Custodian is authorized to release the Portfolios' names, addresses, and share positions.

              NO [ ] The Custodian is not authorized to release the Portfolios' names, addresses, and share positions.

     19.      ASSIGNMENT.

              Neither the Fund nor the Custodian shall have the right to assign any of its rights or obligations under this Contract without the prior written consent of the other party.

     20.      SEVERABILITY.

              If any provision of this Contract is held to be unenforceable as a matter of law, the other terms and provisions hereof shall not be affected thereby and shall remain in full force and effect.

     21.      LIMITATION OF LIABILITY.

              A copy of the Declaration of Trust of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts. The Custodian acknowledges that such instrument is executed on behalf of the Fund by the Trustees as trustees and not individually and that the obligations of or arising out of this Contract are not binding on any of the trustees, officers or shareholders of the Fund or the Portfolios individually, but are binding only on the assets and property of the Portfolios.

     22.      ADDITIONAL FUNDS

              In the event that the Fund establishes one or more series of Shares in addition to the Small Capitalization Stock Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

              IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the ____ day of March, 1993.


     ATTEST                            HERITAGE SERIES TRUST


     ______________________            By _________________________


     ATTEST                            STATE STREET BANK AND TRUST COMPANY


     _____________________             By _________________________
                                          Executive Vice President
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